Exhibit 15

August 1, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020, 33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238, 33-54275,
     33-54283,  33-54348,  33-54735,  33-54737,  33-58255,  33-61107,  33-64605,
     33-64607, 333-02735, 333-20725, 333-27993, 333-28181, 333-31466, 333-37396,
     333-37536,   333-37542,   333-38580,   333-38586,   333-40258,   333-40260,
     333-46295,   333-47443,   333-47445,   333-47733,   333-52399,   333-56660,
     333-57596,   333-57598,   333-58695,   333-58697,   333-58701,   333-61882,
     333-61886,   333-65703,   333-70447,   333-71380,   333-72476,   333-72478,
     333-74313,  333-85138,   333-86127,   333-87619,   333-87990,   333-100910,
     333-101293, 333-104063, 333-105674 and 333-104064 on Form S-8 and 333-67209
     and 333-75214 on Form S-3.



Commissioners:

We are aware that our report dated July 15, 2003 on our review of interim financial information of Ford Motor Company and Subsidiaries (the "Company") as of, and for the periods ended June 30, 2003 and June 30, 2002 included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2003 is incorporated by reference in the afore referenced Registration Statements.


Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan